FOR IMMEDIATE RELEASE

FORWARD REPORTS FISCAL 2008 SECOND QUARTER RESULTS

Pompano Beach, FL – May 2, 2008 – Forward Industries, Inc. (NASDAQ:FORD), a designer and distributor of custom carrying case solutions, today announced financial results for its second fiscal quarter ended March 31, 2008.

For the Fiscal 2008 second quarter, the Company posted revenue of $4.7 million, an operating loss of $727,000, and a net loss of $358,000, or ($0.05) per share, after interest and other income of $191,000.  These results compare to revenue of $5.9 million, an operating loss of $290,000, and a net loss of $35,000 or $0.00 per share, including interest and other income of $248,000 in the Fiscal 2007 second quarter.

The Company attributed the decline in sales and operating profit to significantly lower demand for its cell phone products, sales of which decreased 85% to $0.3 million in the 2008 quarter from $1.9 million in the 2007 quarter.  Sales of blood glucose monitoring kit cases increased 13% to $3.6 million in the 2008 quarter from $3.2 million in the 2007 quarter. Sales of other products also increased 13% to $0.9 million in the 2008 quarter, compared to $0.8 million in the 2007 quarter.

For the six months ended March 31, 2008, the Company posted revenue of $9.7 million, an operating loss of $1.3 million, and a net loss of $645,000, or ($0.08) per share, after interest and other income of $444,000. These results compare to revenue of $13.3 million, an operating loss of $79,000, and net income of $338,000, or $0.04 per diluted share, after interest and other income of $500,000 in the six months ended March 31, 2007. The six-month results were impacted by the factors stated above.

Douglas W. Sabra, Forward’s Chief Executive Officer, commented, “This was a very difficult quarter for us and our operating results were adversely affected by the steep decline in sales of our cell phone products and the write-down of inventory associated with these products.”

Mr. Sabra continued, “With respect to the other areas of our business, we are particularly pleased with the sales growth we achieved in other product lines.  Our main challenge here will be to improve our operating margins in the face of extreme pricing pressure and rising costs of production in China while maintaining the high levels of quality demanded by our medical customers.  Moreover, with the decline in cell phone product sales, we have increased our dependence on a few large customers further highlighting the need for us to move aggressively to diversify our customer base and product portfolio.”

Mr. Sabra concluded, “Our financial position remains very strong.  At March 31, 2008 we had $20.2 million in cash and cash equivalents, $23.4 million of working capital and no short or long-term debt  For Fiscal 2008, we will aggressively focus on improving profitability while continuing to pursue longer-term strategic initiatives to expand our customer base and product offerings.”

The tables below are derived from the Company’s unaudited, condensed consolidated financial statements included in its Form 10-Q filed today with the Securities and Exchange Commission.  Please refer to the Form 10-Q for complete financial statements and further information regarding the Company’s results of operations and financial condition relating to the three and six-month periods ended March 31, 2008, as well as the Company’s Form 10-K for the fiscal year ended September 30, 2007, for additional information.

Note Regarding Forward-Looking Statements

In addition to the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties. Actual results may differ substantially from those referred to herein due to a number of factors. Such risk factors include but are not limited to those discussed in Item 2, Part I,  “Management's Discussion and Analysis of Financial Condition and Results of Operations”, and Item 1A, Part II, “Risk Factors”, included in our Quarterly Report on Form 10-Q filed today with the SEC, as well as in “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2007, which factors are incorporated herein by reference.

Such factors include, among others, the degree of our success in winning new business from our customers and against competing vendors; the high degree of our customer concentration and, therefore, the dependence of our revenues and results of operations on order flow from these OEM customers; the inability to satisfy quality control standards required by key OEM customers resulting in a loss of material business; the resulting susceptibility of our revenues and results of operation to significant change over short periods of time; changes affecting, or the loss of, one or more of our principal OEM customers; the dependence of such revenues of certain OEM customers on the continuing efforts of certain key sales personnel; the expiration of our license agreement with Motorola by its terms and the uncertainty as to whether such agreement will be renewed or extended on terms acceptable to us; and the potential to add materially to our inventory allowance and the effective management of inventory including in connection with our OEM customers’ hub arrangements to which we are subject.

About Forward Industries

Forward Industries, Inc. designs and distributes custom carrying case solutions primarily for cellular phones and home medical diagnostic equipment.  The Company sells its products directly to original equipment manufacturers and also markets a line of Carry Solutions under the “Motorola” brand name.  Forward’s products can be viewed online at www.fwdinnovations.com and www.forwardindustries.com .

CONTACT:

Forward Industries, Inc.

James McKenna, CFO

(954) 419-9544

FORWARD INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	(UNAUDITED)		(UNAUDITED)
	Three Months Ended March 31,		Six Months Ended March 31,
	2008	2007	2008	2007
Net sales..........................................................................	$4,727,704	$5,875,768	$9,680,794	$13,310,190
Cost of goods sold..........................................................	4,108,644	4,575,048	7,943,914	10,052,760
Gross profit.....................................................................	619,060	1,300,720	1,736,880	3,257,430

Operating expenses:
Selling.......................................................................	695,487	926,127	1,475,192	1,777,038
General and administrative....................................	650,622	664,136	1,585,546	1,559,250
Total operating expenses..............................	1,346,109	1,590,263	3,060,738	3,336,288

(Loss) from operations..................................................	(727,049)	(289,543)	(1,323,858)	(78,858)

Other income:
Interest income........................................................	173,504	252,120	413,123	493,410
Other income (expense), net..................................	17,375	(4,565)	30,872	6,168
Total other income.........................................	190,879	247,555	443,995	499,578

(Loss) income before (benefit) provision for income taxes............................................................	(536,170)	(41,988)	(879,863)	420,720
(Benefit) provision for income taxes..........................	(178,047)	(7,271)	(234,676)	82,729
Net (loss) income ..........................................................	($358,123)	($34,717)	($645,187)	$337,991

Net (loss) income per common and common equivalent share
Basic.................................................................	($0.05)	$0.00	($0.08)	$0.04
Diluted..............................................................	($0.05)	$0.00	($0.08)	$0.04

Weighted average number of common and common equivalent shares outstanding
Basic.................................................................	7,872,606	7,861,438	7,863,975	7,861,438
Diluted..............................................................	7,872,606	7,861,438	7,863,975	7,974,700

FORWARD INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2008	2007
Assets	(Unaudited)
Current assets:
Cash and cash equivalents...........................................................................................	$20,239,507	$20,267,791
Accounts receivable, net ..............................................................................................	3,539,101	4,135,117
Inventories, net...............................................................................................................	1,146,816	1,072,360
Prepaid expenses and other current assets................................................................	401,140	628,786
Deferred tax asset...........................................................................................................	263,170	279,741
Total current assets..........................................................................................	25,589,734	26,383,795

Property, plant, and equipment, net.................................................................................	146,714	160,644
Deferred tax asset...............................................................................................................	242,908	29,898
Other assets.........................................................................................................................	57,181	57,538
Total Assets........................................................................................................................	$26,036,537	$26,631,875

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable...........................................................................................................	$1,946,106	$1,904,946
Accrued expenses and other current liabilities...........................................................	222,531	303,185
Total current liabilities....................................................................................	2,168,637	2,208,131

Commitments and contingencies....................................................................................

Shareholders’ equity:
Preferred stock, par value $0.01 per share; 4,000,000 shares authorized; no shares issued.................................................................................................	--	--
Common stock, par value $0.01 per share; 40,000,000 shares authorized, 8,610,932 shares issued (including 706,410 and 633,493 held in treasury, respectively)........................................................................................................	86,109	84,889
Capital in excess of par value....................................................................................	15,809,171	15,546,046
Treasury stock, 706,410 and 633,493 shares at cost .............................................	(1,260,057)	(1,085,057)
Retained earnings.......................................................................................................	9,232,677	9,877,866
Total shareholders' equity...............................................................................................	23,867,900	24,423,744
Total liabilities and shareholders’ equity......................................................................	$26,036,537	$26,631,875